EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Sonoma Valley Bancorp (the "Company") on Form 10-Q for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Dieter Smith, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:


(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  November 8, 2006    /s/ Mel Switzer, Jr.
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                            Mel Switzer, Jr.
                            President and Chief Executive Officer
                            (Principal Executive Officer)

Dated:  November 8, 2006    /s/ Mary Dieter Smith
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                            Mary Dieter Smith
                            Executive Vice President and
                            Chief Operating Officer and Chief Financial Officer
                            (Principal Financial Officer and
                            Principal Accounting Officer)